Exhibit 99.1

Silver Spike Investment Corp. Reports First Quarter Fiscal 2023 Financial Results

Silver Spike Investment Corp. (“Silver Spike” or the “Company”), a specialty finance company that was formed to invest across the cannabis ecosystem through investments in the form of direct loans to, and equity ownership of, privately held cannabis companies, today announced its financial results for the quarter ended June 30, 2022.

First Quarter 2023 Highlights1

•	Total investment income of $0.8 million

•	Net investment income of $0.2 million, or $0.04 per share

•	Funded $24.4 million of loans to 2 new portfolio companies

•	Investment portfolio of $24.4 million at fair value

•	Net asset value (“NAV”) per share increased to $13.64 on June 30, 2022 from $13.61 on March 31, 2022

Scott Gordon, Chairman and Chief Executive Officer of Silver Spike Investment Corp., commented, “During the quarter, we deployed $24.4 million across two new portfolio companies. As we announced on June 2, 2022, during the quarter we co-led a term loan of up to $170 million to Shryne Group Inc., one of the largest private cannabis companies globally and the owner of Stiiizy, a leading cannabis brand.

Subsequent to the Shryne transaction, we participated in a loan to one of the industry's largest US-based privately-owned multi-state cannabis companies.

During the quarter, our NAV per share increased from $13.61 on March 31, 2022, to $13.64 on June 30, 2022.

We continue leveraging our platform’s direct origination engine to build a robust pipeline of attractive lending opportunities. Our rigorous underwriting standards and time-tested specialized structuring skills position Silver Spike as one of the leading providers of credit to a regulatorily complex and rapidly-growing industry with little access to traditional sources of capital."

Conference Call

Silver Spike will hold a conference call to discuss its first quarter 2023 financial results at 3:00 p.m. Eastern Time on Thursday, August 18, 2022.

To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference the Conference ID: SSICQ123, approximately 5 minutes prior to the start of the call.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for 60 days. To access the replay, please dial (800) 654-1563, or (862) 902-0129 internationally, and enter the access code 12450811. The replay will also be available on the Company’s website at https://ssic.silverspikecap.com/.

1 Comparisons of financial performance for the quarter ended June 30, 2022 to the quarter ended March 31, 2022 must take into account that the financial performance for the quarter ended March 31, 2022 primarily reflects operations from February 8, 2022 through March 31, 2022, as the Company commenced operations on February 8, 2022. Operating results for any period prior to February 8, 2022 are considered immaterial.

Background

Silver Spike Investment Corp. is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. On February 8, 2022, Silver Spike completed its initial public offering. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Results of Operations

For the three months ended June 30, 2022, total investment income was $0.8 million. This compares to total expenses of $0.6 million, resulting in net investment income of approximately $0.2 million, or $0.04 per share.

Silver Spike recorded net unrealized loss of slightly more than $0.0 million during the first quarter, primarily related to the fair valuation of our debt investments.

The Company generated a net increase in net assets from operations of $0.2 million, or $0.03 per share.

Net Asset Value

As of June 30, 2022, NAV per share increased to $13.64, compared to $13.61 as of March 31, 2022. The increase in NAV per share was primarily driven by the results from operations and net change in unrealized depreciation from investments. Total net assets at the end of the first quarter were $84.8 million, compared to $84.6 million at the end of the prior fiscal year.

Portfolio and Investment Activity

As of June 30, 2022, Silver Spike’s investment portfolio had an aggregate fair value of approximately $24.4 million comprising $24.4 million in secured loans in 2 portfolio companies.

During the first quarter, the Company made total investments of $24.4 million, comprising investments in 2 new portfolio companies.

As of the end of the first quarter, there were no loans on non-accrual status.

Liquidity and Capital Resources

At June 30, 2022, the Company had $60.6 million in available liquidity, comprising $60.6 million in cash and cash equivalents.

About Silver Spike Investment Corp.

Silver Spike, a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, was formed to invest across the cannabis ecosystem through investments in the form of direct loans to, and equity ownership of, privately held cannabis companies. Silver Spike’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in secured debt, unsecured debt, equity warrants and direct equity investments in cannabis companies and other companies in the health and wellness sector. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit https://ssic.silverspikecap.com/.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy
bill@silverspikecap.com

212-905-4933

Media:

Alan Oshiki and Sydney Gever

Abernathy MacGregor

Silverspikecapital@abmac.com

212-371-5999

Silver Spike Investment Corp.
Statements of Assets and Liabilities

	June 30, 2022	March 31, 2022
	(Unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $24,427,008 and $0, respectively)	$24,417,500	$-

Cash & cash equivalents	60,618,447	84,766,060
Prepaid expenses	207,249	256,512
Interest receivable	66,090	9,215
Total assets	$85,309,286	$85,031,787

LIABILITIES

Legal fees payable	$204,251	$33,983
Audit fees payable	102,250	50,000
Administrator fees payable	99,852	47,151
Management fee payable	55,041	-
Organizational costs payable	-	34,168
Director's fee payable	35,747	24,370
Due to affiliate	912	85
Offering cost payable	-	264,581
Other payables	47,406	25,359
Total liabilities	$545,459	$479,697

Commitments and contingencies (Note 6)	-	-

NET ASSETS
Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,214,672 and 6,214,672 shares issued and outstanding as of June 30, 2022 and March 31, 2022, respectively	$62,147	$62,147
Additional paid-in-capital	84,917,788	84,917,788
Distributable earnings/(Accumulated losses)	(216,108)	(427,845)
Total net assets	$84,763,827	$84,552,090
Total liabilities and net assets	$85,309,286	85,031,787
NET ASSET VALUE PER SHARE	$13.64	$13.61

Silver Spike Investment Corp.
Statement of Operations

	Three Months Ended
	June 30, 2022	June 30, 2021
INVESTMENT INCOME:
Non-control/non-affiliate investment income:
Fee income	$410,000	$-
Interest income	399,591	-
Total investment income:	809,591	-

EXPENSES:
Legal expenses	222,982	-
Audit Expense	83,750	10,000
Insurance fees	75,542	-
Administrator fees	62,546	-
Management fee	55,041	-
Director expenses	35,747	-
Organizational expenses	-	154,062
Other expenses	52,738	-
Total expenses	588,346	164,062

NET INVESTMENT INCOME (LOSS)	221,245	(164,062)

NET REALIZED GAIN (LOSS) FROM INVESTMENT	-	-

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:

Non-controlled/non-affiliate investments	(9,508)	-
Net change in unrealized appreciation/(depreciation) from investments	(9,508)	-

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$211,737	$(164,062)

NET INVESTMENT INCOME PER SHARE - BASIC AND DILUTED	$0.04	$(425.03)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.03	$(425.03)
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	6,214,672	386